UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHOICEONE FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

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 109 East Division

Sparta, Michigan 49345

        , 2021

To our Shareholders:

We invite you to attend the Annual Meeting of Shareholders of ChoiceOne Financial Services, Inc. The Annual Meeting will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/COFS2021. The meeting will be held on May 27, 2021 and will begin at 11:00 a.m. (Eastern Time, local time in Sparta, Michigan).

The purpose of the meeting is to elect directors and to consider the other matters described in this proxy statement.

Please be sure to sign, date and return the enclosed proxy promptly whether or not you plan to attend the meeting. A proxy may be revoked at any time before it is exercised and shareholders who are present online at the virtual Annual Meeting may revoke their proxy and vote online at the Annual Meeting if they wish to do so. All shareholders should sign proxies as their names appear on the proxy.

Shareholders of record at the close of business on March 30, 2021 are entitled to notice of and to vote at the meeting and any adjournment of the meeting. The proxy statement and proxy are first being mailed to ChoiceOne shareholders on approximately          , 2021.

We hope you will join us at the 2021 Annual Meeting.

Sincerely, Kelly J. Potes Chief Executive Officer

109 East Division

Sparta, Michigan 49345

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of shareholders of ChoiceOne Financial Services, Inc. will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/COFS2021. The meeting will be held on May 27, 2021, at 11:00 a.m. (Eastern Time, local time in Sparta, Michigan). The purposes of the meeting are as follows:

1.	Election of directors.
2.	Proposed amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 12,000,000 to 15,000,000.
3.	Advisory approval of the Company's executive compensation.
4.	Ratification of the selection of Plante & Moran, PLLC as our registered independent public accounting firm for the year ending December 31, 2021.

We will also transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on March 30, 2021 are entitled to notice of and to vote at the meeting and any adjournment of the meeting. The proxy statement and proxy are first being mailed to ChoiceOne shareholders on approximately         , 2021.

In light of the coronavirus pandemic (COVID-19), for the safety of all of our employees, directors and shareholders, we have determined that the Annual Meeting will be held in a virtual meeting format only, via live webcast, with no physical in-person meeting. Shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/COFS2021. You will use the 16-digit control number shown on your proxy to access the virtual meeting. Additional information regarding attending the virtual meeting is included in the proxy statement. We encourage you to vote your shares prior to the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2021: A complete set of proxy materials relating to our Annual Meeting and our Annual Report for the year ended December 31, 2020 are available on the Internet at: www.choiceone.com/proxymaterials.

By Order of the Board of Directors, Adom J. Greenland Chief Operating Officer and Secretary

         , 2021

It is important that your shares be represented at the meeting. Even if you expect to attend the meeting, PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

CHOICEONE FINANCIAL SERVICES, INC.

109 East Division

Sparta, Michigan 49345

ANNUAL MEETING OF SHAREHOLDERS

May 27, 2021

PROXY STATEMENT

Meeting Information

Time and Place of Meeting

You are invited to attend the Annual Meeting of shareholders of ChoiceOne Financial Services, Inc. that will be held on May 27, 2021, at 11:00 a.m. (Eastern Time, local time in Sparta, Michigan). The Annual Meeting will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/COFS2021.

This proxy statement and the enclosed proxy are first being mailed to ChoiceOne shareholders on approximately         , 2021, in connection with the solicitation of proxies by ChoiceOne's Board of Directors for use at the annual meeting. In this proxy statement, "we," "us," "our," "ChoiceOne" and the "Company" refer to ChoiceOne Financial Services, Inc. and "you" and "your" refer to ChoiceOne shareholders.

Attending the Virtual Meeting

In light of the coronavirus pandemic (COVID-19), for the safety of all of our employees, directors and shareholders, we have determined that the Annual Meeting will be held in a virtual meeting format only, via live webcast, with no physical in-person meeting.

Shareholders may listen to and participate in the Annual Meeting at www.virtualshareholdermeeting.com/COFS2021. You may log in to this website up to 30 minutes before the start of the annual meeting, and are encouraged to log in at least 15 minutes prior to the start of the Annual Meeting to ensure sufficient time to register and download the required software, if needed.

To access the Annual Meeting, you will use the 16-digit control number shown on your proxy. Shareholders who access the Annual Meeting using this control number will have the same rights and opportunities to participate as they would in an in-person meeting, including the ability to vote. If you do not have your 16-digit control number, you will still be able to listen to the Annual Meeting, but you will not be able to vote or otherwise participate. We encourage you to vote your shares prior to the Annual Meeting.

Purpose of Meeting

The purpose of the annual meeting is to consider and vote upon the election of directors, a proposed amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock, advisory approval of the compensation of the Company's named executive officers as disclosed in this proxy statement, and the ratification of the selection of Plante & Moran, PLLC as our registered independent public accounting firm for the year ending December 31, 2021. Your Board of Directors recommends that you vote FOR each of the director nominees discussed in this proxy statement, FOR the proposed amendment to the Company's Articles of Incorporation, FOR approval of the compensation of the Company's named executive officers, and FOR ratification of the selection of auditors.

How to Vote Your Shares

You may vote at the meeting if you were a shareholder of record of ChoiceOne common stock at the close of business on March 30, 2021. You are entitled to one vote per share of ChoiceOne common stock that you own on each matter presented at the Annual Meeting.

As of March 30, 2021, there were 7,802,285 shares of ChoiceOne common stock issued and outstanding.

Your shares will be voted at the annual meeting if you properly sign and return to us the enclosed proxy. If you specify a choice, your proxy will be voted as specified. If you do not specify a choice, your shares will be voted FOR each director nominee named in this proxy statement, FOR the proposed amendment to the Company's Articles of Incorporation, FOR approval of the compensation of the Company's named executive officers, and FOR ratification of the selection of auditors. If other matters are presented at the Annual Meeting, the individuals named in the enclosed proxy will vote your shares on those matters in their discretion. As of the date of this proxy statement, we do not know of any other matters to be considered at the annual meeting.

You may revoke your proxy at any time before it is exercised by:

•	delivering written notice of revocation to the Secretary of ChoiceOne prior to the meeting;
•	by delivering a proxy bearing a later date than the proxy you wish to revoke prior to the meeting; or
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•	attending and voting online at the Annual Meeting.

Who Will Solicit Proxies

Directors, officers and employees of ChoiceOne and of ChoiceOne Bank, will initially solicit proxies by mail. They also may solicit proxies in person, by telephone or by other means, but they will not receive any additional compensation for these efforts. Nominees, trustees and other fiduciaries who hold stock on behalf of beneficial owners of ChoiceOne common stock may communicate with the beneficial owners by mail or otherwise and may forward proxy materials to and solicit proxies from the beneficial owners. ChoiceOne will pay all expenses related to its efforts to solicit proxies.

Required Vote and Quorum

Election of Directors. A plurality of the shares voting at the Annual Meeting is required to elect directors. This means that if there are more nominees than director positions to be filled, the nominees for whom the most votes are cast will be elected. In counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as voted.

Proposed Amendment to the Company's Articles of Incorporation. An affirmative vote of the majority of the outstanding shares of ChoiceOne common stock entitled to vote is required to approve the proposed amendment to the Articles of Incorporation. In counting votes for approval of the proposed amendment, abstentions, broker non-votes and other shares not voted will have the same effect as shares voted against the proposal.

Advisory Approval of Executive Compensation. The advisory vote on executive compensation will be approved on an advisory basis if a majority of the shares that are voted on the proposal at the meeting are voted in favor of approval. Abstentions, broker non-votes and other shares that are not voted will not be counted as voted. The vote is advisory and will not be binding on the Company, the Board of Directors or the Personnel and Benefits Committee. However, the Board of Directors and the Personnel and Benefits Committee value the opinions of our shareholders and will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Ratification of Independent Auditors. The ratification of the selection of Plante & Moran, PLLC as our independent auditors for the current fiscal year will be approved if a majority of the shares that are voted on the proposal at the meeting are voted in favor of ratification. Abstentions and other shares that are not voted will not be counted as voted.

Required Vote for Other Matters. We do not know of any other matters to be presented at the meeting. Generally, any other proposal to be voted on at the meeting would be approved if a majority of the shares that are voted on the proposal at the meeting are voted in favor of the proposal. Abstentions, broker non-votes and other shares that are not voted will not be counted as voted.

Quorum. A majority of the shares entitled to vote at the Annual Meeting must be present online or represented at the meeting by proxy to constitute a quorum. To determine whether a quorum is present, we will include shares that are present online or represented by proxy, including abstentions and shares represented by a broker non-vote on any matter.

Election of Directors

The Board of Directors presently consists of 14 individuals divided into three classes. Each class of directors is as equal as possible in number and serves for a three-year term of office. The term of office of one class of directors expires at the Annual Meeting each year. An individual may not continue to serve on the Board of Directors after he or she becomes 70 years old, except that any individual serving as a director on December 16, 2020 who was older than 70 years of age but younger than 72 years of age may continue to serve as a director until reaching 72 years of age.

Following recommendation by the Governance and Nominating Committee, the Board of Directors proposes that the following nominees be elected as directors for terms expiring at the Annual Meeting of shareholders to be held in 2024:

Harold J. Burns

Patrick A. Cronin

Paul L. Johnson

Gregory A. McConnell

Roxanne M. Page

Each proposed nominee currently serves as a director of ChoiceOne. The proposed nominees are willing to be elected and serve as directors. If a nominee is unable to serve or is otherwise unavailable for election – which we do not anticipate – the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, your proxy will be voted for the person so selected. If a substitute nominee is not selected, your proxy will be voted for the election of the remaining nominees. No proxy will be voted for a greater number of persons than the number of nominees named.

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ChoiceOne's Board of Directors and Executive Officers

Biographical information is presented below concerning the nominees for director, current directors whose term of office will continue after the Annual Meeting and ChoiceOne's executive officers. The biographical information for each nominee and director includes the experiences, qualifications, attributes or skills that caused the Governance and Nominating Committee and the Board of Directors to determine that the person should continue to serve as a director for the Company. All of the directors of ChoiceOne also serve as directors of ChoiceOne Bank. Except as otherwise indicated, each nominee, current director and executive officer has had the same principal employment for over five years.

Nominees for Election as Directors with Terms Expiring in 2024

Harold J. Burns (age 54) was appointed as a director of ChoiceOne as of October 1, 2019 in connection with the merger of County Bank Corp. with and into ChoiceOne. Mr. Burns is a Certified Public Accountant, a Certified Management Accountant and a Chartered Global Management Accountant. Mr. Burns has been a Partner with UHY LLP and Managing Director with UHY Advisors MI, Inc. for nearly 20 years. He is a leader of the Audit and Assurance Department and ERISA Audit Practice. He is also the Chairperson for the firm’s National Health Care Practice and Executive committee member for the Michigan region. He received his Bachelor of Business Administration in Accounting from Walsh College. Mr. Burns previously served as a director of County Bank Corp., parent company of Lakestone Bank & Trust, since 2016. While a director of County Bank Corp., Mr. Burns served as Vice-Chairman of the Audit Committee as well as member of the Compensation, Investment, Nominating, Risk and Loan committees. Prior to that, he served as director of Capac Bancorp Inc., parent company of CSB Bank, since 2011. Mr. Burns currently serves as treasurer for Serving Macomb and multiple political campaign committees. He is also an audit and budget committee member for the Archdiocese of Detroit. Mr. Burns previously served as President and board member of the SC4 Foundation and has served on numerous other for-profit and non-profit boards in the community, including the Community Foundation of St. Clair County, St. Clair County RESA, Memphis Community Schools, and the McLaren Macomb Healthcare Foundation. Mr. Burns is qualified for service as a continuing director by virtue of his substantial public company auditing, accounting, finance and business consulting expertise and experience in a wide variety of industries, in addition to his nine years of experience as an outside bank director.

Patrick A. Cronin (age 68) was appointed as a director of ChoiceOne as of October 1, 2019 in connection with the merger of County Bank Corp. with and into ChoiceOne. He has been a State Farm Insurance Agent in Lapeer, Michigan since 1974. Mr. Cronin received his Marketing and Business degree from Mott Community College. Mr. Cronin previously served as director of County Bank Corp., parent company of Lakestone Bank & Trust, since 1993. While a director of County Bank Corp., Mr. Cronin served as Chairman of the Insurance Committee as well as member of the Audit, Compensation, Nominating and Loan committees. Mr. Cronin is past President and Chairman of numerous organizations in Lapeer County, including the Mayfield Township Airport Board, City of Lapeer Downtown Development Authority, Big Brothers Big Sisters of Lapeer County, Lapeer County Hockey Association, Lapeer Optimist Club and the Gus Macker Basketball Lapeer. Mr. Cronin is qualified for service as a continuing director by virtue of his 28 years of experience as an outside bank director, and his business and insurance expertise.

Paul L. Johnson (age 71) is the owner and retired President of Falcon Resources, Inc. in Belmont, Michigan, a sales, engineering and design firm for the automotive and furniture industries. Mr. Johnson was appointed as Chairman of the Board of Directors of ChoiceOne and ChoiceOne Bank in December 2013, served as Vice Chairman from July 2013 until December 2013, and has been a director of ChoiceOne and ChoiceOne Bank since July 1999. Mr. Johnson was a director of ChoiceOne Insurance Agencies, Inc. from November 2000 through December 2006. Mr. Johnson is qualified for service as a continuing director by virtue of his extensive business and entrepreneurial experience and skills, including 21 years of experience as a director of ChoiceOne and ChoiceOne Bank. Mr. Johnson also has significant knowledge of and experience with the markets and customers that ChoiceOne serves.

Gregory A. McConnell (age 59) was appointed as a director of ChoiceOne as of October 1, 2019 in connection with the merger of County Bank Corp. with and into ChoiceOne. He was previously a State Farm Insurance Agent and retired from that position in 2017. He received his bachelor's degree from Ferris State University. Mr. McConnell previously served as director of County Bank Corp., parent company of Lakestone Bank & Trust, since 2016. Prior to that, he served as Chairman of Capac Bancorp Inc., parent company of CSB Bank, since 1992. While a director of County Bank Corp., Mr. McConnell served as Chairman of the Compensation Committee as well as member of the Executive, Insurance, Investment, Nominating, Trust and Loan committees. Mr. McConnell currently serves on the St. Clair County RESA School Board and as a St. Clair County Commissioner. He was Past Chairman of the Capac Downtown Development Authority. Mr. McConnell is qualified for service as a continuing director by virtue of his substantial business and insurance experience and his involvement and 28 years of experience as an outside bank director and past community bank chairman.

Roxanne M. Page (age 51) is a Certified Public Accountant and Partner with Beene Garter, LLP, an independently owned accounting and consulting firm. Ms. Page has served as Vice Chairwoman of the Board of Directors of ChoiceOne Bank since December 2013 and has been a director of ChoiceOne and ChoiceOne Bank since August 2010. Ms. Page served as Vice Chairwoman of the Board of Directors of ChoiceOne from December 2013 until October 1, 2019. Ms. Page also served as a director for the Wolverine Worldwide YMCA Advisory Board until 2013. Ms. Page is qualified for service as a continuing director by virtue of her substantial accounting and finance expertise and experience.

Your Board of Directors and Governance and Nominating Committee, which consists entirely of independent directors, recommend that you vote FOR the election of all nominees as directors.

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Continuing Directors with Terms Expiring in 2023

Keith D. Brophy (age 58) was appointed a director of ChoiceOne and ChoiceOne Bank in October 2014. Mr. Brophy assumed the role of Director of the Emergent Holdings Inc. Business Lab Product Group in February 2018.  He was the State Director and Chief Executive Officer of the Michigan Small Business Development Center from March 2015 until February 2018, was previously the Chief Executive Officer of Ideomed, Inc., a health care technology firm, until February 2015, held executive positions with national technology firms RCM Technologies and Nusoft Solutions, and was co-founder and Chief Executive Officer of technology firm Sagestone Consulting prior to that. Mr. Brophy has served as an Adjunct Professor at the GVSU Seidman School of Business at various periods. Mr. Brophy also serves as a director and member of the compensation committee of Greatland Corporation, as an appointee to the advisory board for the Grand Rapids SmartZone Local Finance Development Authority, and as a member of the non-profit Meghan’s Army advisory board.  He has previously served on other boards in the community including the University of Michigan MTRAC Life Sciences Fund, the Frederick Meijer Gardens and Sculpture Park, and the West Michigan Center for Arts and Technology. Mr. Brophy is qualified for service as a continuing director by virtue of his entrepreneurial, technology, and executive experience.

Michael (Mike) Burke, Jr. (age 51) is the President of ChoiceOne and ChoiceOne Bank. He is a lifelong banker, starting out as a part time teller and working his way up to his current position. Mr. Burke became President of ChoiceOne in October of 2019 following its merger with County Bank Corp., parent company of Lakestone Bank & Trust, and became President of ChoiceOne Bank in May of 2020 following the consolidation of Lakestone Bank & Trust and ChoiceOne Bank. In 2016 Mr. Burke became the President of Lakestone Bank & Trust following the merger of Lapeer County Bank & Trust and CSB Bank. Prior to that, he was President and CEO of CSB Bank starting in 2012. He received his BA in Finance from the University of Michigan-Flint. Mr. Burke is active in serving the needs of community banking where he is on the Community Bankers of Michigan board and nationally serves on a committee for the Independent Community Bankers of America. Mr. Burke supports the communities where he lives and works by serving on several public boards. He is currently involved with the Lapeer Development Corporation, McLaren Lapeer Region Board of Trustees, Capac DDA, Lapeer Historic Courthouse Committee, UM Club of Flint, and Lapeer DDA, among others. Mr. Burke is qualified for service as a continuing director by virtue of his extensive institutional and banking background and his knowledge and expertise regarding area markets, competitors, customers, employees, business operations, and strategies.

David H. Bush (age 70) was previously an optometrist, having retired in 2002. He received his Bachelor of Science and Doctor of Optometry degrees from Pennsylvania College of Optometry. Dr. Bush was appointed as a director of ChoiceOne on October 1, 2019 in connection with the merger of County Bank Corp. with and into ChoiceOne. Dr. Bush previously served as director of County Bank Corp, parent company of Lakestone Bank & Trust, since 1987. While a director of County Bank Corp., Dr. Bush served as Chairman of the Compensation Committee as well as member of the Capital, Executive, Insurance, Nominating, Risk and Loan committees. Dr. Bush is presently a member of Metamora 8 LLC, Metamora Properties LLC, and Wild Cherry Properties LLC. Dr. Bush has served on the boards for the Lapeer Economic Corporation and the Tax Increment Finance Authority. He is also Past President of Big Brother Big Sisters of Lapeer County and past member of the Kiwanis Club of Lapeer. Dr. Bush is qualified for service as a continuing director by virtue of his 32 years of experience as an outside bank director, knowledge of retail business and land development and continued community service.

Jack G. Hendon (age 65) is a Certified Public Accountant, Co-Founder, and Partner with H&S Companies, PC, an independently owned accounting and consulting firm. Mr. Hendon is also a partner in MH and Company LLC, HS&C Group LLC, Spartan Dawg Investments LLC, Dutch Dawg LLC, H&S Land Company LLC, and Brite Eyes Brewing LLC. Mr. Hendon has been a director of ChoiceOne and ChoiceOne Bank since August 2013. Mr. Hendon serves as a director of the Spectrum Gerber Hospital Foundation Board and as a director and audit committee member of the Newaygo Area Promise Zone and is a former director and audit committee chair of Fremont Michigan InsuraCorp, which was a Securities and Exchange Commission ("SEC") reporting company. Mr. Hendon is qualified for service as a continuing director by virtue of his substantial accounting and finance expertise and experience and his experience as a director of an SEC reporting company.

Continuing Directors with Terms Expiring in 2022

James A. Bosserd (age 71) has been a director of ChoiceOne and ChoiceOne Bank since April 2001. Mr. Bosserd served as Chief Executive Officer of ChoiceOne and ChoiceOne Bank from April 2001 until his retirement on June 1, 2016, and served as President of ChoiceOne and ChoiceOne Bank from April 2001 to June 2015. Mr. Bosserd was President of ChoiceOne Insurance Agencies, Inc. from April 2001 until June 2016. Prior to joining ChoiceOne and ChoiceOne Bank, Mr. Bosserd was Senior Vice President-Retail Group Manager with Huntington National Bank, a commercial bank, since October 1997 and Senior Vice President-Private Banking Manager with Huntington National Bank since April 1999. Mr. Bosserd also served as President and Chief Executive Officer of FMB State Savings Bank, a commercial bank in Lowell, Michigan, from 1992 through 1997. Mr. Bosserd is a director and former member of the compensation committee of the United Methodist Finance Authority. He is a former director of the Sparta Downtown Development Authority, Wolverine World Wide YMCA, and Community Bankers of Michigan (CBM, formerly MACB), and a former member of CBM's audit committee. He previously served as President of the Chamber of Commerce, President of Rotary, Chairman of the Wolverine YMCA board, and was chosen by CBM as Banker of the Year. Mr. Bosserd has over 24 years of experience serving in senior executive positions at West Michigan banks, including service as ChoiceOne's President for 14 years and Chief Executive Officer for

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15 years. Mr. Bosserd is qualified for service as a continuing director by virtue of his extensive knowledge and expertise regarding ChoiceOne's markets, competitors, customers, employees, business operations and strategies.

Eric E. “Rick” Burrough (age 56) was appointed as a director of ChoiceOne on October 1, 2019 in connection with the merger of County Bank Corp. with and into ChoiceOne. Mr. Burrough previously served as director of County Bank Corp., parent company of Lakestone Bank & Trust, since 2009. While a director of County Bank Corp., Mr. Burrough served on the Nominating, Risk, M&A, Trust, Compensation and Loan committees. Since 1990, Mr. Burrough has been Owner and President of Michigan Web Press, a commercial printing company with operations in Davisburg, Michigan and Greenville, Michigan. Since its founding in 2003, he has also been Owner and President of JAMS Media/View Newspaper Group, publishers of 19 community papers in Michigan. Collectively, Mr. Burrough’s companies employ approximately 300 individuals. Both individually and through his businesses, Mr. Burrough has been an ardent supporter of the Lapeer community through volunteerism, advocacy, in-kind donations and monetary sponsorships of local organizations and events. Mr. Burrough is a member of the Lapeer Optimist Club and the Lapeer Elks Club. He currently serves as a director on the boards of McLaren-Lapeer Region, McLaren-Lapeer Region Foundation, and the Lapeer Economic Club. He previously served for 14 years on the board of the Lapeer County Community Foundation. He is a 2016 inductee of the Lapeer High School Alumni Association Distinguished Alumni Hall of Honor. Mr. Burrough is qualified for service as a continuing director by virtue of his 11 years of experience as an outside bank director, his extensive experience in business and his community leadership.

Bruce J. Cady (age 69) was appointed as a director of ChoiceOne as of October 1, 2019 in connection with the merger of County Bank Corp. with and into ChoiceOne. Mr. Cady began his banking career in 1975 with National Bank of Detroit after graduating from the University of Arizona with a Business Administration degree. After stops at First of America and National City, he joined Lapeer County Bank & Trust Co. in 1999 as a senior lender. Mr. Cady was promoted to Executive Vice President and appointed to the Bank’s board in 2002. He was named President of Lapeer County Bank & Trust Co. in 2005 and added the title of CEO in 2006. Following the merger of Lapeer County Bank & Trust Co. with CSB Bank in 2016 to form Lakestone Bank & Trust, Mr. Cady was named Chairman and CEO. Mr. Cady previously served as Chairman of County Bank Corp., parent company of Lakestone Bank & Trust, since 2002. While a Chairman of County Bank Corp., he served as a member of the Capital, Executive, Insurance, Investment, Nominating, Risk, Trust and Loan committees. In 2018, Mr. Cady was named the Community Banker of the Year by Community Bankers of Michigan. Following Mr. Cady’s retirement from Lakestone Bank & Trust in 2019, he continued to serve as Chairman of Lakestone Bank & Trust. Active in the community, Mr. Cady has served as chair or director in a wide range of municipal, civic and professional organizations in Lapeer, including the I-69 Regional Development Corporation, The Chatfield School, Michigan Bankers Association, Lapeer Area Chamber of Commerce, City of Lapeer TIFA, the Lapeer Economic Club, the Lapeer Rotary Club, and the City of Lapeer DDA. He was previously Trustee for the Robert M. Perry School of Banking (MBA). He is known as a key member of the committee that brought Emergency 911 Dispatch to Lapeer County and assisted in the creation of the City of Lapeer Community Center. Mr. Cady currently serves as a director for the Lapeer Development Corporation and previously served as its Chairman. He also serves on the Lapeer Development Corporation Revolving Loan Fund and the I-69 Regional Development Corporation. Mr. Cady is qualified for service as a continuing director by virtue of his extensive expertise in business and banking, as well as his institutional knowledge and experience as an inside bank director for 18 years.

Nels W. Nyblad (age 67) owns Nels Nyblad Family Farm LLC. Mr. Nyblad is also a director of Nyblad Orchards, Inc., Rossroy Enterprises, Nyblad Properties Grand Traverse, LLC, and Nyblad Farms. Mr. Nyblad served as a former director of the Michigan Agricultural Cooperative Marketing Association, Inc., Cherry Growers Inc., and Kent City Community Schools. He also served on the Michigan Plum Committee for nearly 18 years. Mr. Nyblad has been a director of ChoiceOne and ChoiceOne Bank since June 2008. Mr. Nyblad is qualified for service as a continuing director by virtue of his substantial business, agricultural, and entrepreneurial experience and experience as a director of several Michigan businesses.

Kelly J. Potes (age 59) has been the Chief Executive Officer of ChoiceOne since June 1, 2016, and the Chief Executive Officer of ChoiceOne Bank, since October 1, 2019, as well as a director of ChoiceOne and ChoiceOne Bank since June 2015. Mr. Potes served as the President of ChoiceOne from June 2015 until October 1, 2019. Mr. Potes has served as President of ChoiceOne Insurance Agencies, Inc. since June 2016, and formerly served as Senior Vice President and General Manager of ChoiceOne Insurance Agencies, Inc. from January 2001 until June 2016 and Senior Vice President of ChoiceOne Bank from January 2011 until June 2015. Prior to that, Mr. Potes was President of Kent-Ottawa Financial Advisors, Inc., a financial consulting firm, from 1998 to 2001 and Vice President, Retail Services of ChoiceOne Bank from 1984 to 1998. He is a director of ChoiceOne Insurance Agencies, Inc., Sparta Downtown Development Authority, Michigan Community Bankers Service Company, and Urban Transformation Ministries. Mr. Potes formerly served as a Trustee of the Sparta Board of Education and director of West Michigan United Methodist Church Board of Pension and Health. Mr. Potes is qualified for service as a continuing director by virtue of his extensive knowledge and expertise regarding ChoiceOne's markets, competitors, customers, employees, business operations and strategies.

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Executive Officers who are not Directors

Peter Batistoni (age 55) has been Senior Lender since December 2018, a Senior Vice President since December 2016, a Vice President Commercial Loan Manager since December 2010, and a Commercial Loan Officer since July 2007 with Lakestone Bank & Trust and subsequently with ChoiceOne Bank following the consolidation of Lakestone Bank & Trust and ChoiceOne Bank. Prior to his employment with Lakestone Bank & Trust he was employed with Citizens State Bank, Fifth Third Bank (formerly Old Kent Bank), Comerica Bank, D&N Bank and First National Bank of Macomb County.

Lee A. Braford (age 60) has been a Senior Vice President since January 2012, a Vice President of ChoiceOne Bank in Business Development since September 2001, and an executive officer since January 2011. He currently serves as Chief Credit Officer. Mr. Braford was also employed by ChoiceOne Bank from 1980 to 1997. Mr. Braford serves on the board of the Sparta Community Foundation, previously as its chairman, and previously served on the board of Ravenna Baptist Church.

Heather D. Brolick (age 60), the Senior Vice President Human Resources of ChoiceOne Bank, has 40 years of commercial banking experience. Ms. Brolick joined ChoiceOne Bank in October of 2020 following the consolidation of ChoiceOne Bank and Community Shore Bank. Ms. Brolick served as Director, President and Chief Executive Officer of Community Shores Bank Corporation (“Community Shores”) and Community Shores Bank from 2006 until 2020.  From 1998 until 2006, Ms. Brolick served as Senior Vice President of Community Shores, and served as Secretary of Community Shores from 2000 through April of 2007. From 2003 until 2006, Ms. Brolick served as President and Chief Operating Officer of Community Shores Bank, and from 1999 until 2003, served as Senior Vice President Retail Lending and Operations of Community Shores Bank. Ms. Brolick served as Secretary of Community Shores Bank from 2000 through April of 2007. Ms. Brolick joined the Board of Directors of Community Shores Bank in 2003 and the Board of Directors of Community Shores in 2006. Ms. Brolick currently serves as a Board member and Chairperson of the Board of Directors of Harbor Hospice; Board member and Chairperson of the Board of Harbor Hospice Foundation; Board Member of the Mercy Health Physician Partners Board – West Michigan; as a Board member of Michigan Bankers Workers Compensation Fund, past Member of the Bankers Advisory Board of the Graduate School of Banking at the University of Wisconsin-Madison, and as past Chairman and member of the Board of Directors of The Chamber of Commerce Grand Haven, Spring Lake and Ferrysburg.

Shelly M. Childers (age 58) has been Chief Information Officer since 2016, Senior Vice President since 2010, Vice President and Director of Information Technology since 2008, Data Processing Officer since 1994, Data Processing Manager since 1989, Loan Documentation Clerk since 1986 and Teller since 1985 with Lakestone Bank & Trust.  Ms. Childers attended the University of Iowa for pre-physical therapy, then transferred to the University of Michigan and graduated with a Bachelor of Business Administration and Finance in 1994.

Steven M. DeVolder (age 61) has been a Senior Vice President and Senior Trust Officer with ChoiceOne Bank since the consolidation of ChoiceOne Bank and Lakestone Bank & Trust, and served as a Senior Vice President and Senior Trust Officer with Lakestone Bank & Trust from July 2019 to the date of such consolidation. Mr. DeVolder started at Lakestone Bank & Trust in November 2018 as a Vice President and Trust Officer. Mr. DeVolder currently manages the Wealth Management Department of Lakestone Bank & Trust. Prior to his employment with Lakestone Bank & Trust, Mr. DeVolder was employed by J.P. Morgan Chase Bank as a Vice President, Trust Officer for 15 years in Southeast Michigan.

Adom J. Greenland (age 40), a Certified Public Accountant, has been a Senior Vice President of ChoiceOne Bank since November 2015 and a Vice President of ChoiceOne Bank since 2013. He currently serves as Secretary and Chief Operating Officer. Prior to his employment with ChoiceOne, Mr. Greenland was a Senior Manager with PricewaterhouseCoopers, a global accounting and consulting firm.

Bradley A. Henion (age 51) has been a Senior Vice President and Chief Lending Officer of ChoiceOne Bank since November 2015. Prior to his employment with ChoiceOne, Mr. Henion was Market President of First Community Bank, formerly Select Bank, in Grand Rapids, Michigan. Prior to that, he worked with Greenstone Farm Credit Services and Bank of America, formerly LaSalle Bank.

Thomas L. Lampen (age 65), a Certified Public Accountant, has been a Senior Vice President of ChoiceOne Bank since December 2011, Chief Financial Officer of ChoiceOne Bank since January 1992 and Treasurer of ChoiceOne since April 1987. Mr. Lampen has been the Treasurer of ChoiceOne Insurance Agencies, Inc. since January 1996. Prior to his employment with ChoiceOne, Mr. Lampen was employed by Grant Thornton, a national accounting firm.

Amendment to the Company's Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock from 12,000,000 to 15,000,000

The Board of Directors proposes to amend Article III of the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 12,000,000 to 15,000,000. The Board of Directors has unanimously approved, and recommends that ChoiceOne's shareholders approve, the proposed amendment to the Articles of Incorporation. The Board of Directors has determined that

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the approval of the proposed amendment to increase the number of authorized shares of common stock would be in the best interests of ChoiceOne and its shareholders.

ChoiceOne currently has 100,000 shares of preferred stock and 12,000,000 shares of common stock authorized for issuance. As of March 30, 2021, no shares of preferred stock were issued and outstanding, 7,802,285 shares of common stock were issued and outstanding and 72,907 shares were reserved for issuance under the ChoiceOne's various equity plans, leaving ChoiceOne with 4,124,808 shares of common stock available for future issuance. Therefore, the Board of Directors believes that it is advisable to have additional authorized shares of common stock available for future issuance to position ChoiceOne to be able to react quickly to strategic opportunities that may arise in the future. Furthermore, the additional authorized shares would also be available for possible future dividends, equity compensation plans, and other corporate purposes that might be considered.

All of the additional authorized shares of common stock would be of the same class with the same dividend, voting, and liquidation rights as the shares of common stock presently issued and outstanding. Shareholders have no preemptive rights to acquire shares of common stock issued by ChoiceOne under its Articles of Incorporation and shareholders would not acquire preemptive rights with respect to the additional authorized shares of stock under the proposed amendment to the Articles of Incorporation.

If the proposed amendment is adopted, the newly authorized shares would be unreserved and available for issuance, except with respect to any such shares reserved for issuance under existing or future equity compensation plans as required by Nasdaq Listing Rule 5635(c). No further shareholder authorization would be required prior to the issuance of such shares by ChoiceOne.

If the shareholders approve the proposal, ChoiceOne will file a Certificate of Amendment to the Company's Articles of Incorporation to amend the first paragraph of Article III of the Company's Articles of Incorporation as follows:

Article III

The total authorized capital stock of the corporation is Fifteen Million One Hundred Thousand (15,100,000) shares of stock divided into two classes, as follows:

A.       Fifteen Million (15,000,000) shares of common stock, which shall be called "Common Stock."

B.       One Hundred Thousand (100,000) shares of preferred stock, which shall be called "Preferred Stock."

The text of the proposed amendment is subject to modification to include such changes as the Board of Directors determines to be necessary or advisable to effect the increase in authorized shares of common stock.

Your Board of Directors recommends that you vote FOR the approval of the proposed amendment to the Company's Articles of Incorporation.

Advisory Approval of Executive Compensation

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (the "Act"), shareholders may cast an advisory vote on the approval of the compensation of the Company's named executive officers as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules. The Company has designed its executive compensation programs to attract, motivate, reward, and retain senior management talent, and to encourage senior management to manage the Company to achieve our corporate objectives and increase shareholder value through long-term profitable growth. The Personnel and Benefits Committee, which consists entirely of independent directors, oversees the compensation of the Company's named executive officers. The Personnel and Benefits Committee believes that the Company's compensation programs are appropriate for the Company taking into account such factors as the size of the Company and ChoiceOne Bank, the market for executive talent in which we compete, and the Company's short-term and long-term strategic objectives. The Personnel and Benefits Committee believes that the Company's compensation programs strike an appropriate balance between incentivizing growth while not encouraging excessive risk-taking. For these reasons, we are recommending that our shareholders vote "FOR" the adoption of the following resolution:

RESOLVED, that the shareholders of ChoiceOne Financial Services, Inc. (the "Company") approve the compensation of the Company's named executive officers, as disclosed in the Company's proxy statement for the 2021 Annual Meeting of Shareholders under the heading entitled "Executive Compensation."

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy and programs described in this proxy statement.

The vote is not binding on the Company, the Board of Directors or the Personnel and Benefits Committee. However, the Board of Directors and Personnel and Benefits Committee value the opinions of our shareholders and will take the results of the vote into consideration when making future decisions regarding executive compensation.

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The Company's current policy is to provide shareholders with an opportunity to approve the compensation of the named executive officers each year at the annual meeting of shareholders. The next such vote will occur at the 2022 annual meeting of shareholders.

Your Board of Directors and Personnel and Benefits Committee, which consists entirely of independent directors,

recommend that you vote FOR the approval of the compensation of the Company's named executive officers.

Ratification of the Selection of Independent Registered Public Accounting Firm

ChoiceOne's Audit and Compliance/CRA Committee ("Audit Committee") has approved the selection of Plante & Moran, PLLC as the Company's independent registered public accounting firm to audit the financial statements of ChoiceOne and its subsidiaries for the year ending December 31, 2021, and to perform such other appropriate accounting services as may be approved by the Audit Committee. The Audit Committee and the Board of Directors propose and recommend that shareholders ratify the selection of Plante & Moran, PLLC to serve as the Company's independent auditors for the year ending December 31, 2021. More information concerning the relationship of the Company with its independent auditors appears below under the headings "Audit Committee," "Independent Registered Public Accounting Firm," and "Audit Committee Report."

If the shareholders do not ratify the selection of Plante & Moran, PLLC, the Audit Committee will consider a change in auditors for the next year.

Your Board of Directors and Audit Committee, which consists entirely of independent directors,

recommend that you vote FOR ratification of the selection of Plante & Moran, PLLC as our independent auditors for 2021.

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Corporate Governance

Independence

The Board of Directors has determined that the following 11 of its 14 directors who served during 2020 are "independent" directors as of December 31, 2020 as defined by the rules of the SEC and the Nasdaq Listing Rules:

James A. Bosserd

Keith D. Brophy

Harold J. Burns

Eric E. Burrough

David H. Bush

Patrick A. Cronin

Jack G. Hendon

Paul L. Johnson

Gregory A. McConnell

Nels W. Nyblad

Roxanne M. Page

In making this determination, the Board of Directors considered all ordinary course loans and other business transactions between the directors and ChoiceOne.

Committees of the Board of Directors

The Board of Directors has established the following standing committees:

•	Audit and Compliance/CRA Committee
•	Governance and Nominating Committee
•	Personnel and Benefits Committee

Audit and Compliance/CRA Committee. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee oversees the financial reporting and accounting processes of ChoiceOne. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent public accounting firm and reviews its fees for audit and non-audit services and the scope and results of audits performed by it. The Audit Committee also reviews ChoiceOne's internal accounting controls, the proposed form of its financial statements, the results of internal audits and compliance programs, and the results of the examinations received from regulatory authorities. The Audit Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Audit Committee charter can be found in the Investor Relations section of ChoiceOne's website at www.choiceone.com. As of the date of this proxy statement, Roxanne M. Page (Chairperson), Keith D. Brophy, Harold J. Burns, Patrick A. Cronin, Jack G. Hendon, and Gregory A. McConnell serve on the Audit Committee. ChoiceOne has designated Ms. Page as an audit committee financial expert as defined by rules of the SEC. All of the members of the Audit Committee are "independent" directors as defined by the rules of the SEC and Nasdaq Listing Rules. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities, and personnel of the Company, and may retain outside counsel or other experts for this purpose at the expense of the Company. The Audit Committee met five times during 2020.

Governance and Nominating Committee. The Governance and Nominating Committee administers the process of nominations for directorships and coordinates ChoiceOne's corporate governance initiatives and policies. The Governance and Nominating Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Governance and Nominating Committee charter can be found in the Investor Relations section of ChoiceOne's website at www.choiceone.com. As of the date of this proxy statement, Paul L. Johnson (Chairperson), James A. Bosserd, Keith D. Brophy, David H. Bush, and Patrick A. Cronin serve on the Governance and Nominating Committee. All of the members of the Governance and Nominating Committee are "independent" directors as defined by Nasdaq Listing Rules. The Governance and Nominating Committee may establish subcommittees of the committee and delegate authority and responsibility to subcommittees. In appropriate cases, in its discretion, the Governance and Nominating Committee may delegate its authority to the executive officers, being mindful that the committee and the Board of Directors are responsible to the Company's shareholders to perform the functions and fulfill the responsibilities charged to the committee under its charter. The Governance and Nominating Committee has authority to engage consultants, advisors and legal counsel at the expense of the Company. The Governance and Nominating Committee met three times during 2020.

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Personnel and Benefits Committee. The Personnel and Benefits Committee performs the functions of a compensation committee. The Personnel and Benefits Committee:

•	Reviews from time to time the personnel policies and programs of ChoiceOne, and submits recommendations to the Board of Directors;
•	Administers the equity plans of ChoiceOne that are approved by the Board of Directors;
•	Reviews the administration of and proposed changes to the retirement and welfare benefit plans of ChoiceOne that are approved by the Board of Directors;
•	Makes recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans;
•	Makes any determinations and approvals relating to incentive-based compensation (with the ratification of the Board of Directors) as required to comply with applicable tax laws;
•	While meeting outside of the presence of the Chief Executive Officer, reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those corporate goals and objectives, and determines the compensation of the Chief Executive Officer based on the evaluation for recommendation to the Board of Directors; and
•	While meeting outside of the presence of the Chief Executive Officer, determines the long-term incentive component of the compensation of the Chief Executive Officer, taking into consideration ChoiceOne's performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to ChoiceOne's Chief Executive Officer in past years.

The Personnel and Benefits Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Personnel and Benefits Committee charter can be found in the Investor Relations Section of ChoiceOne's website at www.choiceone.com. All of the members of the Personnel and Benefits Committee are "independent" directors as defined by the rules of the SEC and Nasdaq Listing Rules. As of the date of this proxy statement Jack G. Hendon (Chairperson), Harold J. Burns, Eric E. Burrough, and Nels W. Nyblad serve on the Personnel and Benefits Committee. The Personnel and Benefits Committee may establish subcommittees of the committee and delegate authority and responsibility to subcommittees. In appropriate cases, in its discretion, the Personnel and Benefits Committee may delegate its authority to the executive officers, being mindful that the committee and the Board of Directors are responsible to the Company's shareholders to perform the functions and fulfill the responsibilities charged to the committee under its charter. The Personnel and Benefits Committee may delegate to the Chief Executive Officer authority to recommend the amount or form of compensation paid to other executive officers and associates subordinate to the Chief Executive Officer, subject to approval by the committee and such limitations and reporting responsibilities as the committee in its discretion shall require. The Personnel and Benefits Committee will not delegate to executive officers its authority to approve awards of stock options or other stock-based compensation. The Personnel and Benefits Committee has authority to engage consultants, advisors and legal counsel at the expense of the Company. The Personnel and Benefits Committee met three times during 2020.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors has determined that having an independent director serve as Chairman of the Board is in the best interest of shareholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors.

The Board of Directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through the Audit Committee and through ChoiceOne Bank's Asset/Liability and Risk Committee, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Nominations of Directors

The Governance and Nominating Committee will consider director candidates recommended by shareholders, directors, officers, third party search firms and other sources. The Governance and Nominating Committee will ultimately determine whether a recommendation will result in a nomination. In considering potential nominees, the committee will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating the skills and characteristics required of board members, the committee considers various factors and believes that each candidate should:

•	be chosen without regard to sex, race, religion or national origin;
•	be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;
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•	be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
•	possess substantial and significant experience that would be of particular importance to ChoiceOne in the performance of the duties of a director;
•	have sufficient time available to devote to the affairs of ChoiceOne in order to carry out the responsibilities of a director; and
•	have the capacity and desire to represent the balanced, best interests of the shareholders as a whole.

A shareholder may nominate a candidate for director in accordance with ChoiceOne's Restated Articles of Incorporation. A shareholder nominating a director must send a written notice to the Secretary of ChoiceOne that sets forth with respect to each proposed nominee:

•	the name, age, business address and residence address of the nominee;
•	the principal occupation or employment of the nominee;
•	the number of shares of common stock of ChoiceOne that the nominee beneficially owns;
•	a statement that the nominee is willing to be nominated and to serve; and
•	such other information concerning the nominee as would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of the nominee.

You must send this notice to the Secretary not less than 120 days prior to the date of notice of an annual meeting and not more than seven days following the date of notice of a special meeting called for election of directors.

Anti-Hedging and Pledging Policy

Our anti-hedging and pledging policy aligns the interests of our directors and executive officers with our shareholders. The policy prohibits our directors and executive officers from purchasing any instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of ChoiceOne's common stock, including short-selling, equity swaps, collars, exchange funds, put or call options, or prepaid variable forward contracts. Further, the policy prohibits directors and executive officers from pledging, hypothecating or otherwise encumbering shares of ChoiceOne's stock as collateral for indebtedness (including, but not limited to, holding such shares in a margin account), except that they may pledge, hypothecate or otherwise encumber shares of ChoiceOne common stock as collateral securing loans made by ChoiceOne or its subsidiaries to its directors and executive officers if such loans (a) are made in the ordinary course of business, (b) are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to ChoiceOne or its subsidiaries, and (c) do not involve more than a normal risk of collectability or present other unfavorable features.

Board Meetings and Attendance

During 2020, the ChoiceOne Board of Directors held six regular meetings and two special meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees on which they served during the periods that they served.

Annual Meeting Attendance

ChoiceOne expects all of its directors to attend its annual meeting of shareholders. All directors attended the 2020 annual meeting.

Communicating with the Board of Directors

Shareholders and interested parties may communicate with members of ChoiceOne's Board of Directors by sending correspondence addressed to the board as a whole, a specific committee, or a specific board member c/o Adom J. Greenland, Chief Operating Officer and Secretary, ChoiceOne Financial Services, Inc., 109 East Division, Sparta, Michigan 49345. All correspondence will be forwarded directly to the applicable member(s) of the Board of Directors.

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Ownership of ChoiceOne Common Stock

Ownership of ChoiceOne Stock by Directors and Executive Officers

The following table sets forth information concerning the number of shares of ChoiceOne common stock held as of December 31, 2020, by each of ChoiceOne's directors and nominees for director, each of the named executive officers and all of ChoiceOne's directors, nominees for director and executive officers as a group:

Amount and Nature of Beneficial Ownership of
Common Stock(1)

	Sole Voting and	Shared Voting or	Shares Underlying	Total	Percent
Name of Beneficial Owner	Dispositive Power	Dispositive Power(2)	Unexercised Options	Beneficial Ownership(3)	of Class
James A. Bosserd	7,831.7400	13,958.4254	-	21,790.1654	*
Keith D. Brophy	7,556.0000	4,179.2110	-	11,735.2110	*
Michael J. Burke, Jr.	-	2,849.4816	-	2,849.4816	*
Harold J. Burns	-	10,034.7569	-	10,034.7569	*
Eric E. Burrough(4)	127,349.0000	-	-	127,349.0000	1.63%
David H. Bush(4)	-	124,140.0000	-	124,140.0000	1.59%
Bruce J. Cady	6,417.0000	485.0000	-	6,902.0000	*
Patrick A. Cronin	4,359.0000	2,053.0000	-	6,412.0000	*
Adom J. Greenland	1,974.0000	5,796.4003	1,500.0000	9,270.4003	*
Jack G. Hendon	15,882.4179	-	-	15,882.4179	*
Paul L. Johnson	4,774.0000	51,827.0000	-	56,601.0000	*
Gregory A. McConnell(4)	-	20,181.0000	-	20,181.0000	*
Nels W. Nyblad	20,475.0000	17,439.0000	-	37,914.0000	*
Roxanne M. Page	2,074.1360	3,645.0720	-	5,719.2080	*
Kelly J. Potes	3,184.8527	25,324.9555	6,000.0000	34,509.8082	*

All directors, nominees for director and executive
officers as a group	213,973.9585	300,672.7281	20,631.0000	535,277.6866	6.87%

*       Less than 1%.

(1)	The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that under applicable regulations are considered to be otherwise beneficially owned by that person.
(2)	These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, certain relatives and minor children over whom the listed person may have influence by reason of relationship.
(3)	Total beneficial ownership includes 11,362.4020 shares of ChoiceOne common stock held by the ChoiceOne Bank 401(k) in the accounts of employees, of which executive officers of ChoiceOne are administrators. Of the 11,362.4020 shares of ChoiceOne common stock in this plan, the directors and executive officers have included 2,287.4748 shares in this table as beneficially owned with sole voting and dispositive power. The remaining 9,074.9272 shares are reported as beneficially owned with shared voting or dispositive power and the officers and directors disclaim beneficial ownership of such shares.
(4)	Of the shares held by Messrs. Burrough, Bush, and McConnell, the following number of shares were pledged as security for loans with ChoiceOne Bank as permitted by ChoiceOne's anti-hedging and pledging policy: Mr. Burrough - 125,660; Mr. Bush - 59,657; Mr. McConnell - 20,000.

Five Percent Shareholders

No person or group is known to ChoiceOne to be a beneficial owner of 5% or more of ChoiceOne's outstanding shares of common stock as of December 31, 2020.

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Executive Compensation

Summary of Executive Compensation

The following table shows certain information concerning the compensation earned by each person who served as the Chief Executive Officer during the fiscal year ended December 31, 2020 and each of ChoiceOne's two most highly compensated executive officers (other than persons who served as Chief Executive Officer) who were serving as executive officers as of the fiscal year ended December 31, 2020 (together, the "named executive officers").

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Kelly J. Potes Chief Executive Officer of ChoiceOne and ChoiceOne Bank	2020 2019	$ 360,000 286,712	$ 0 50,995	$ 44,736 19,176	$ 0 21,840	$ 118,800 29,005	$ 27,007 20,525	$ 550,543 428,253

Michael J. Burke Jr. President of ChoiceOne and ChoiceOne Bank	2020 2019	310,000 76,116	0 60,000	34,969 0	0 0	85,250 0	20,778 250,000	450,997 386,116

AdomJ. Greenland Secretary of ChoiceOne and Senior Vice President & Chief Operating Officer of ChoiceOne Bank	2020 2019	185,000 166,278	0 18,000	22,738 19,176	0 5,460	40,700 12,405	0 0	248,438 221,319

____________________

(1)	Includes salary deferred under the ChoiceOne Bank 401(k) plan, described below.

(2)	The values of all stock awards reported in this column were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, ASC Topic 718 Compensation-Stock Compensation (ASC 718). For a discussion of the valuation assumptions, see Note 14 to the Company's 2020 consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020. Stock awards consist of awards of restricted stock units granted on April 30, 2020, which will vest in full on the three-year anniversary of the grant date. Any restricted stock units that vest will be converted to shares of Company common stock on a one-for-one basis. Restricted stock units that do not vest will be forfeited and the named executive officer will receive no shares of Company common stock attributable to the forfeited units. A holder of restricted stock units has no rights as a shareholder of the Company until such time as restricted stock units vest and convert into shares of Company common stock.

(3)	The fair values of all option awards reported in this column were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, ASC Topic 718 Compensation-Stock Compensation (ASC 718). For a discussion of the valuation assumptions, see Note 14 to the Company's 2020 consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020. Grantee's right to exercise options once vested will expire at the earlier of the expiration date or in accordance with the plan's provisions for death or employment termination. A grantee of stock option awards shall have no rights as a shareholder of the Company until exercise of the option and payment, issuance, and delivery of such shares has occurred. The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation method.

(4)	Reflects the dollar value of non-equity incentive plan compensation earned during 2019 and 2020.

(5)	For Mr. Burke's 2019 compensation, this amount reflects a $250,000 transaction bonus payment paid upon completion of the merger of ChoiceOne and County Bank Corp., effective October 1, 2019, under the employment agreement between ChoiceOne and Mr. Burke.

Independent Compensation Consultants

In 2020, the Personnel and Benefits Committee engaged Findley, a Division of USI ("Findley"), to serve as the Company's independent compensation consultant. Findley and its affiliates did not provide any services to the Company other than the compensation consultant services provided to the Personnel and Benefits Committee. The Company's board of directors determined that Findley's work for the Personnel and Benefits Committee did not raise any conflicts of interest and that Findley was independent under applicable Nasdaq rules at the time services were provided to the Personnel and Benefits Committee.

Specifically, Findley was engaged to review the compensation paid to Company directors and executive officers to ensure competitiveness and to assist in designing compensation programs to attract and retain top talent. Findley performed a market analysis to assess the competitiveness of the Company's compensation, using compensation surveys and peer group data for companies with comparable operations and size. Findley also provided to the Personal and Benefits Committee observations and recommendations regarding market and banking industry trends related to director and executive compensation.

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Additionally, Findley made certain recommendations related to existing and proposed incentive compensation for the Company's executive officers, with the objective of motivating and retaining them and aligning their interests with Company performance and creation of shareholder value, without encouraging inappropriate risk taking. In connection with the recommendations and data provided by Findley, the Company implemented the 2020 Incentive Plan, described below.

2020 Incentive Plan

The 2020 Incentive Plan is designed to align executive officer compensation with a “pay for performance” model by tying compensation to the achievement of certain company performance metrics, such as asset growth, return on assets and asset quality, while at the same time discouraging excessive risk-taking. The 2020 Incentive Plan provided for the grant of short-term, annual cash awards and the grant of long term, equity awards in the form of restricted stock units, in each case in amounts based on achievement of certain historical Company performance metrics. Incentive targets were set to deliver competitive pay relative to the market and peer group data. Restricted stock units granted under the 2020 Incentive Plan vest in full upon completion of a three-year service period.

The incentive targets as a percentage of salary for each of the named executive officers for 2020 were as follows:

	Cash Award	Restricted Stock Units
Kelly J. Potes	30%	20%
Michael J. Burke Jr.	25%	15%
Adom J. Greenland	20%	10%

Employment Agreements

Kelly J. Potes entered into an employment agreement on September 30, 2019, effective as of October 1, 2019 (the "Potes Employment Agreement"), pursuant to which Mr. Potes will serve as the Chief Executive Officer of ChoiceOne. Michael J. Burke, Jr., entered into an employment agreement with ChoiceOne effective as of October 1, 2019 (the "Burke Employment Agreement"), pursuant to which Mr. Burke was appointed the President of ChoiceOne.

The terms of the Potes Employment Agreement and Burke Employment Agreement (together, the "Agreements") are substantially similar. Under each Agreement, in the event of ChoiceOne's termination of Mr. Potes or Mr. Burke, as applicable (the "Executive"), without cause, or by the Executive for good reason (each as defined in the Agreements), the Executive will be entitled to continued salary for two years and monthly health care continuation payments for 12 months or until the commencement of new employment. In the event of a change of control and a qualifying termination within six months before or three years after the change in control (excluding the Merger), the Executive will be entitled to a lump-sum cash payment equal to three times their then-current base salary and monthly health care continuation payments for 12 months or until the commencement of new employment. If any payment to be received by the Executive following a change in control is determined to constitute a "parachute payment" as such term is defined in Section 280G(b)(2) of the Code, ChoiceOne will act in good faith to mitigate the impact of Section 280G of the Code such that no "parachute payment" will result. To the extent this effort is unsuccessful, ChoiceOne will reduce the amount of such payment to ensure that the total payments to the applicable Executive do not exceed 2.99 times the Executive's "base amount" as defined in Section 280G(b)(3) of the Code.

The Agreements contain provisions related to non-solicitation and non-competition that generally preclude the Executive, during his time of employment and for a period of 24 months thereafter, from engaging in activities competitive with ChoiceOne in any county in which ChoiceOne or its affiliates has a branch office or loan production office or in any contiguous counties, and from diverting from ChoiceOne any trade or business with any customer or supplier with whom the Executive had contact during his employment, subject to certain conditions and exceptions. The Agreements also require the Executive to maintain the confidentiality of non-public information with respect to ChoiceOne and its affiliates.

Pursuant to the Agreements, for 2021 and beyond, the annual salaries of each of Mr. Potes and Mr. Burke will be subject to annual review and adjustment in accordance with ChoiceOne's normal procedures. Mr. Potes and Mr. Burke will be eligible to participate in ChoiceOne's bonus programs and equity-based compensation programs.

Additionally, the Burke Employment Agreement provides that Mr. Burke was entitled to a transaction bonus payment of $250,000, payable upon completion of the merger of County Bank Corp. with and into ChoiceOne, effective October 1, 2019, which payment equaled half of the amount to which Mr. Burke would have been entitled under his preexisting employment agreement with County if he had terminated his employment following completion of the merger.

The foregoing description of the Burke Employment Agreement and the Potes Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Burke Employment Agreement, which is filed as Exhibit 10.7 to ChoiceOne's Pre-Effective Amendment No. 2 to Form S-4 filed August 5, 2019, and the Potes Employment Agreement, which is filed as Exhibit 10.2 to ChoiceOne's Current Report on Form 8-K filed October 1, 2019.

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401(k) Plan

The ChoiceOne Bank 401(k) plan is qualified under Section 401(a) of the Internal Revenue Code of 1986 (the "Code").

The purpose of the 401(k) plan is to permit employees of ChoiceOne Bank, including the named executive officers, to save for retirement on a pre-tax basis. In addition to an employee's pre-tax contributions, ChoiceOne Bank may contribute discretionary matching or profit-sharing payments to the 401(k) plan. If ChoiceOne Bank contributes any matching contributions, those contributions are immediately vested. If ChoiceOne Bank contributes profit-sharing payments to the 401(k) plan, those contributions will become fully vested after six years of a participant's service. ChoiceOne Bank has generally made a contribution to the 401(k) plan each year. A discretionary match was made for 2020.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning outstanding equity awards for each named executive officer as of December 31, 2020.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Units of Stock that Have Not Vested	Market Value of Units of Stock that Have Not Vested
Kelly J. Potes	0	6,000(1)	$27.25	4/30/2029
					600(2)	$18,486
					1,455(3)	44,736

Michael J. Burke Jr.	0	0	-	-	1,135(3)	$34,969

Adom J. Greenland	0	1,500(1)	27.25	4/30/2029
					600(2)	$18,486
					738(3)	22,735

(1)	Stock options granted on April 30, 2019 will vest in full on April 30, 2022.
(2)	Restricted stock units granted on April 30, 2019 will vest in full on April 30, 2022.
(3)	Restricted stock units granted on April 30, 2020 will vest in full on April 30, 2023.

Director Compensation

The following table provides information concerning the compensation of directors for ChoiceOne's last completed fiscal year.

DIRECTOR COMPENSATION

	Fees Earned or Paid in	All Other
Name	Cash (1)	Compensation	Total
James A. Bosserd	$41,875	$7,500	$49,375
Keith D. Brophy	39,625	7,500	47,125
Michael J. Burke, Jr.	-	-	-
Harold J. Burns	34,000	7,500	41,500
Eric E. Burrough	34,000	7,500	41,500
David H. Bush	34,000	7,500	41,500
Bruce J. Cady	34,000	7,500	41,500
Patrick A. Cronin	35,500	7,500	43,000
Jack G. Hendon	40,375	7,500	47,875
Paul L. Johnson	51,875	7,500	59,375
Gregory A. McConnell	34,000	7,500	41,500
Nels W. Nyblad	39,625	7,500	47,125
Roxanne M. Page	42,500	7,500	50,000
Kelly J. Potes	-	-	-
(1)	Directors may elect to defer fees otherwise payable in cash and instead receive payment in the form of ChoiceOne common stock pursuant to the Directors Stock Purchase Plan described in the narrative below. For 2020, Messrs. Burns, Burrough, and Nyblad each elected to receive 100% of their fees in the form of ChoiceOne stock, Messrs. Brophy and Hendon each received 50% of their fees in the form of ChoiceOne stock, and Mr. Bush received 25% of his fees in the form of ChoiceOne stock.

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During 2020, ChoiceOne compensated its directors with a retainer of $2,600 for the Chairperson, and $2,000 for each other director. ChoiceOne directors did not receive per-meeting compensation for participation in Board of Directors meetings.

During 2020, ChoiceOne Bank compensated its directors with an annual retainer as follows: $13,400 for the Chairperson, $7,500 for the Audit Committee Chairperson, $7,000 for the Personnel Committee Chairperson, and $6,000 for each other director. ChoiceOne Bank directors received compensation at the rate of $1,000 per meeting. In addition, ChoiceOne Bank directors received compensation for meetings of any committee of the Board of Directors of ChoiceOne Bank on which they served, including interim loan committee meetings and training sessions, at a rate of $375 per meeting.

During 2020 until May 15, 2020, the effective date of the consolidation of Lakeshore Bank & Trust with and into ChoiceOne Bank, Lakeshore Bank & Trust directors received compensation at a rate of $1,500 per meeting. In addition, Lakeshore Bank & Trust directors attending a meeting of a committee of Board of Directors of Lakeshore Bank & Trust received $375 as compensation for such attendance.

Under ChoiceOne's Directors' Stock Purchase Plan, a director may elect to receive payment of 25%, 50%, 75% or 100% of his or her director fees in the form of ChoiceOne common stock. On each stock purchase date, a director participating in this plan receives a number of shares of ChoiceOne common stock (rounded to the nearest whole share) determined by dividing the dollar amount of fees payable that the director has elected to receive as ChoiceOne common stock by the market value of ChoiceOne common stock determined by a poll of ChoiceOne's market makers on the last day of the month preceding the stock purchase date.

Neither Mr. Potes nor Mr. Burke received compensation for his service as a director of ChoiceOne or its subsidiaries.

Potential Payments Upon Termination or Change in Control

Pursuant to the Employment Agreements between ChoiceOne and each of Kelly J. Potes and Michael J. Burke, Messrs. Potes and Burke may be entitled to certain severance benefits following a termination or change in control, as described above under the heading "Employment Agreements," which description is here incorporated by reference.

ChoiceOne has granted certain equity awards pursuant to the Stock Incentive Plan of 2012 that are subject to accelerated vesting upon a change in control of ChoiceOne.

The following table summarizes the potential payments and benefits payable to each of ChoiceOne's named executive officers upon termination of employment in connection with each of the triggering events set forth in the table below, assuming, in each situation, that the termination of employment took place on December 31, 2020. No named executive officer is entitled to any payments or benefits in the event of a change in control absent a qualifying termination.

Triggering Event and Payments/Benefits	Kelly J. Potes	Michael J. Burke, Jr.	Adom J. Greenland
Change in Control(1)(2)	$1,161,462	$961,869	$46,684
Death(3)(4)	$443,222	$134,969	$226,224
Disability or Retirement(4)	$63,222	$34,969	$41,224
(1)	Pursuant to the Employment Agreement between ChoiceOne and each of Mr. Potes and Mr. Burke (as applicable, the "Executive"), the Executive will receive severance benefits in the event of a Change in Control (as defined in the Employment Agreement) and a qualifying termination within six months before or three years after the change in control in the form of a lump-sum cash payment equal to three times the Executive's then-current base salary and monthly health care continuation payments for twelve months or until the commencement of new employment. The payments to each Executive under his Employment Agreement after a Change in Control are limited by Section 280G of the Code. The amount shown in the table for each Executive reflects this limitation.

(2)	In accordance with the Stock Incentive Plan of 2012, all outstanding unvested equity awards and stock options shall become immediately fully vested upon a change in control. The amount shown includes the value of accelerated vesting of restricted stock units and stock options.

(3)	ChoiceOne Bank has obtained bank-owned life insurance on certain key executives. Under ChoiceOne Bank's policies, if either of Mr. Potes or Mr. Henion die while still working for ChoiceOne Bank, his respective estate will receive one full year of compensation and if Mr. Burke dies while still working for ChoiceOne Bank, his estate will receive $100,000.

(4)	In accordance with the Stock Incentive Plan of 2012, restrictions on all outstanding unvested restricted stock units will be removed on a pro rata basis equal to the total number of such awards multiplied by the number of full months elapsed since grant date divided by the total number of full months in the respective restricted period upon death, disability, or retirement.

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Audit Committee Report

The Audit and Compliance/CRA Committee ("Audit Committee") reviews and supervises ChoiceOne's procedures for recording and reporting the financial results of its operations on behalf of the Board of Directors. ChoiceOne's management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its supervisory duties, the Audit Committee has reviewed ChoiceOne's audited financial statements for the year ended December 31, 2020 included in the 2020 Annual Report to Shareholders and has discussed those financial statements with ChoiceOne's management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

The Audit Committee has also reviewed with ChoiceOne's independent auditors – who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles – the judgments of the independent auditors concerning the quality, not just the acceptability, of the accounting principles and such other matters that are required under generally accepted auditing standards to be discussed with the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, has discussed with them their independence from ChoiceOne's management and ChoiceOne, and has considered the compatibility of nonaudit services with their independence.

After and in reliance on the reviews and discussions described above, the Audit Committee recommended to ChoiceOne's Board of Directors that the audited financial statements for the year ended December 31, 2020 be included in ChoiceOne's Annual Report on Form 10-K for the year then ended to be filed with the SEC.

Respectfully submitted,

Roxanne M. Page (Chair)

Keith D. Brophy

Harold J. Burns

Patrick A. Cronin

Jack G. Hendon

Gregory A. McConnell

Related Matters

Transactions with Related Persons

Directors, nominees for director and executive officers of ChoiceOne and members of their immediate families were customers of and had transactions with ChoiceOne Bank in the ordinary course of business between January 1, 2020 and December 31, 2020. We anticipate that such transactions will take place in the future in the ordinary course of business. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. None of these loan relationships presently in effect were in default as of the date of this proxy statement.

The Audit Committee is responsible for the review and approval of any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K).

Independent Registered Public Accounting Firm

Plante & Moran, PLLC ("Plante Moran") has been selected to serve as ChoiceOne's independent auditors for the year ending December 31, 2021. Plante Moran also served as ChoiceOne's independent auditors for 2020.

Representatives of Plante Moran are not expected to attend the annual meeting. If a representative of Plante Moran attends the meeting, the representative will have an opportunity to make a statement if he or she desires to do so and will be expected to be available to respond to appropriate questions. In accordance with SEC rules, ChoiceOne's Audit Committee has adopted a Pre-Approval Policy. Under the Pre-Approval Policy, all audit and non-audit services need to be pre-approved by the Audit Committee.

The Pre-Approval Policy permits the Audit Committee to delegate to one or more of its members pre-approval decisions. The member or members to whom such authority is delegated shall report, for informational purposes, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

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The Audit Committee has identified certain services that do not impair the independence of the independent auditors and granted general pre-approval for those services. All services that do not have general pre-approval must be specifically pre-approved by the Audit Committee. The Audit Committee will periodically set pre-approval fee levels for all services to be provided by the independent auditors. Any proposed services exceeding these levels require specific pre-approval by the Audit Committee.

The Pre-Approval Policy requires the independent auditors to provide detailed back-up documentation, which will be provided to the Audit Committee, regarding specific services to be provided.

Requests or applications to provide services that require separate pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditors and the Chief Executive Officer or Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence. All fees paid to Plante Moran for services performed in 2020 and 2019 were pre-approved pursuant to this policy.

Audit Fees. ChoiceOne paid to Plante Moran $261,100 during 2020 and $184,700 during 2019 for the audit of ChoiceOne's annual financial statements and review of financial statements included in ChoiceOne's quarterly reports on Form 10-Q, or services that are normally provided by the auditors in connection with statutory and regulatory filings.

Audit-Related Fees. ChoiceOne paid to Plante Moran $138,200 during 2020 for assurance and related services that were reasonably related to the performance of the audit or review of ChoiceOne's financial statements and are not reported under "Audit Fees" above. ChoiceOne paid to Plante Moran $138,600 during 2019 for services in support of the merger of County Bank Corp. with and into ChoiceOne and ChoiceOne’s acquisition of Community Bank Shores Corporation and for assurance and related services that were reasonably related to the performance of the audit or review of ChoiceOne's financial statements and are not reported under "Audit Fees" above.

Tax Fees. ChoiceOne paid to Plante Moran $22,180 during 2020 and $18,000 during 2019 for tax compliance, tax advice and tax planning. Tax services included preparing ChoiceOne's federal and state tax returns.

All Other Fees. ChoiceOne did not pay Plante Moran any amounts in 2020 or 2019 for services other than those described above.

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Shareholder Proposals

If you would like a proposal to be presented at the 2022 Annual Meeting of Shareholders and if you would like your proposal to be considered for inclusion in ChoiceOne's proxy statement and form of proxy relating to that meeting, you must submit the proposal to ChoiceOne in accordance with Securities and Exchange Commission Rule 14a-8. ChoiceOne must receive your proposal by         , 2021 for your proposal to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. To be considered timely, any other proposal that you intend to present at the 2022 Annual Meeting of Shareholders must be submitted in accordance with ChoiceOne's Bylaws and must be received by ChoiceOne by          , 2021.

Householding

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a shareholder who shares an address with another shareholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered shareholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

Form 10-K Report Available

ChoiceOne's Form 10-K Annual Report to the Securities and Exchange Commission, including financial statements and financial statement schedules, will be provided to you without charge upon written request. Please direct your requests to Mr. Thomas L. Lampen, Treasurer, ChoiceOne Financial Services, Inc., 109 East Division, Sparta, Michigan 49345.

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